UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2022

FIRST NORTHERN COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Its Charter)

000-30707
(Commission File Number)

California	68-0450397
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

195 North First Street, PO Box 547
Dixon, California 95620
(Address of principal executive offices, including zip code)

(707) 678-3041
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	FNRN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

On November 5, 2022, First Northern Bank of Dixon (the “Bank”), a wholly-owned subsidiary of First Northern Community Bancorp, entered into a Purchase and Assumption Agreement (the “Purchase Agreement”) with Columbia State Bank, a Washington state-chartered commercial bank (“Columbia”) and a wholly-owned subsidiary of Columbia Banking System, Inc., to acquire three branches of Columbia located at: 558 Market Street, Colusa, California; 328 Walker Street, Orland, California; and 155 N. Tehama Street, Willows, California.

Pursuant to the Purchase Agreement, the Bank will acquire these branches for consideration totaling 3.15% of the average daily closing balance of certain deposit accounts over the thirty days prior to the closing plus the net book values of certain assets at the branches and accrued interest and fees with respect to certain loans.  At the closing of the acquisition, and subject to the terms of the Purchase Agreement, the Bank will assume the deposit liabilities related to certain accounts, including certain IRA and Keogh accounts. At November 3, 2022, the aggregate deposits in the branches to be assumed totaled approximately $128 million, and the aggregate principal balance of the loans in the branches totaled approximately $4 million.  The final consideration will be based on balances at closing.

The transaction, and the related systems conversion, is expected to close in the first quarter of 2023, subject to the receipt of regulatory approvals, the consummation of Columbia’s merger with Umpqua Holdings Corporation, as well as other customary closing conditions.

On November 7, 2022, First Northern Community Bancorp and Columbia Banking System, Inc., issued a joint press release announcing that the Bank and Columbia had entered into the Purchase Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On November 7, 2022, First Northern Community Bancorp also issued a press release announcing that the Bank and Columbia had entered into the Purchase Agreement. A copy of the First Northern Community Bancorp press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statement Safe Harbor

This communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include but are not limited to statements about expectations regarding the timing of the closing of the transaction and related systems conversion, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the possibility that the transaction does not close when expected or at all because required regulatory approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement; and the Bank’s ability to promptly and effectively integrate the branches to be acquired. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. All forward-looking statements speak only as of the date they are made and are based on information available at that time. First Northern Community Bancorp assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1 Joint Press Release, dated November 7, 2022
99.2 First Northern Community Bancorp Press Release, dated November 7, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2022	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Senior Executive Vice President/
Chief Operating Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Joint Press Release, dated November 7, 2022

99.2	First Northern Community Bancorp Press Release, dated November 7, 2022